Exhibit 31.1

Certification of the Principal Executive Officer
Pursuant to 15 U.S.C. 78m(a) or 78o(d)
(Section 302 of the Sarbanes-Oxley Act of 2002)

I, James R. Verrier, certify that:

1.    I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of BorgWarner Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  March 30, 2016

/s/ James R. Verrier
James R. Verrier
President and Chief Executive Officer